EXHIBIT 3.1

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CITYCENTER HOLDINGS, LLC”, FIELD IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2007, AT 5:40 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4451596 8100	AUTHENTICATION :	6130998
071186671	DATE :	11-05-07

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

CITYCENTER HOLDINGS, LLC

This Certificate of Formation of CityCenter Holdings, LLC, dated as of October 31, 2007, is being duly executed and flied by Mirage Resorts, Incorporated, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. section 18-101, et seq.).

1. The name of the limited liability company is CityCenter Holdings, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, as an authorized person of the limited liability company, has executed this Certificate of Formation this 31st day of October, 2007.

MIRAGE RESORTS, INCORPROATED, a Nevada corporation

/s/ Bryan L. Wright
By:	Bryan L. Wright
Title:	Assistant Secretary